EXHIBIT 99.1

23andMe Announces Appointment of Dr. Sandra Hernández to Board of Directors

Sunnyvale, Calif. – November 9, 2021 – 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company, today announced the appointment of Dr. Sandra Hernández, President & CEO of the California Health Care Foundation (“CHCF”), to its Board of Directors.

“Dr. Hernández is a passionate advocate for improving today’s healthcare system by enabling anyone, including those in underserved communities, to get access to the care they need,” said Anne Wojcicki, CEO, and Co-Founder of 23andMe. “Leveraging her incredible expertise, Dr. Hernández will play an important role as 23andMe rolls out a new digital primary care experience that delivers personalized, preventative care to individuals in an affordable and accessible way.”

As the President & CEO of CHCF, an independent, nonprofit philanthropy dedicated to improving California’s healthcare system, particularly for those with low incomes, Dr. Hernández has been a leading figure in improving access to coverage and advocating for better care. Prior to joining CHCF, Dr. Hernández was CEO of The San Francisco Foundation, one of the nation’s largest community foundations, which she led for 16 years. She previously served for nearly a decade in the San Francisco Department of Public Health, including several years as Director of Public Health for the City and County of San Francisco.

“As a mission-driven company focused on empowering individuals with direct access to their genetic health information, 23andMe has the potential to help create a truly personalized approach to healthcare,” said Dr. Sandra Hernández, President & CEO of CHCF. “I look forward to joining the 23andMe Board as the company works to make a new individualized primary care experience more accessible to everyone.”

Dr. Hernández served as an assistant clinical professor at the University of California, San Francisco, School of Medicine and currently serves as a leadership council member of the UCSF Institute for Global Health Sciences. She practiced at San Francisco General Hospital in the AIDS clinic from 1984 to 2016. She is a graduate of Yale University, the Tufts School of Medicine, and the certificate program for senior executives in state and local government at Harvard University's John F. Kennedy School of Government.

About 23andMe

23andMe, headquartered in Sunnyvale, CA, is a leading consumer genetics and research company. Founded in 2006, the company’s mission is to help people access, understand, and benefit from the human genome. 23andMe has pioneered direct access to genetic information as the only company with multiple FDA authorizations for genetic health risk reports. The company has created the world’s largest crowdsourced platform for genetic research, with 80 percent of its customers electing to participate. The 23andMe research platform has generated more than 180 publications on the genetic underpinnings of a wide range of diseases, conditions, and traits. The platform also powers the 23andMe Therapeutics group, currently pursuing drug discovery programs rooted in human genetics across a spectrum of disease areas, including oncology, respiratory, and cardiovascular diseases, in addition to other therapeutic areas. More information is available at www.23andMe.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also 8-K filed with the Securities and Exchange Commission (“SEC”) on June 21, 2021 and in 23andMe’s Current Report on Form 10-Q filed with the SEC on August 13, 2021, as well as other filings made by 23andMe with the SEC from time to time. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as required by law, 23andMe does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Contacts

Investor Relations Contact: investors@23andMe.com

Media Contact: press@23andMe.com